Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Three Months Ended September 30,
	2007	2006

Railway operating revenues:
Coal	$578	$595
General merchandise	1,291	1,283
Intermodal	484	515
Total railway operating revenues	2,353	2,393

Railway operating expenses:
Compensation and benefits	619	624
Materials, services and rents	505	502
Depreciation	194	186
Diesel fuel	258	257
Casualties and other claims	33	50
Other	63	59
Total railway operating expenses	1,672	1,678

Income from railway operations	681	715

Other income - net	31	41
Interest expense on debt	107	120

Income before income taxes	605	636

Provision for income taxes:
Current	178	235
Deferred	41	(15)
Total income taxes	219	220

Net income	$386	$416

Earnings per share:
Basic	$0.99	$1.04
Diluted	$0.97	$1.02

Average shares outstanding (millions):
Basic	389.0	402.0
Diluted	397.4	409.9

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Nine Months Ended September 30,
	2007	2006

Railway operating revenues:
Coal	$1,714	$1,738
General merchandise	3,839	3,872
Intermodal	1,425	1,478
Total railway operating revenues	6,978	7,088

Railway operating expenses:
Compensation and benefits	1,929	1,982
Materials, services and rents	1,498	1,507
Depreciation	578	551
Diesel fuel	726	748
Casualties and other claims	131	168
Other	217	189
Total railway operating expenses	5,079	5,145

Income from railway operations	1,899	1,943

Other income - net	59	109
Interest expense on debt	333	361

Income before income taxes	1,625	1,691

Provision for income taxes:
Current	541	637
Deferred	19	(42)
Total income taxes	560	595

Net income	$1,065	$1,096

Earnings per share:
Basic	$2.71	$2.68
Diluted	$2.66	$2.62

Average shares outstanding (millions):
Basic	392.3	409.3
Diluted	400.5	418.2

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ millions)

	September 30,	December 31,
	2007	2006

Assets

Current assets:
Cash, cash equivalents and short-term investments	$418	$918
Accounts receivable - net	1,013	992
Materials and supplies	173	151
Deferred income taxes	188	186
Other current assets	59	153
Total current assets	1,851	2,400

Investments	1,934	1,755

Properties less accumulated depreciation	21,345	21,098

Other assets	830	775
Total assets	$25,960	$26,028

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,127	$1,181
Income and other taxes	245	205
Other current liabilities	267	216
Current maturities of long-term debt	383	491
Total current liabilities	2,022	2,093

Long-term debt	5,764	6,109

Other liabilities	1,930	1,767

Deferred income taxes	6,365	6,444
Total liabilities	16,081	16,413

Stockholders' equity:
Common stock $1.00 per share par value	408	418
Additional paid-in capital	1,471	1,303
Accumulated other comprehensive loss	(353)	(369)
Retained income	8,373	8,283
	9,899	9,635

Less treasury stock at cost, 20,683,686 and
20,780,638 shares, respectively	(20)	(20)

      Total stockholders' equity

	9,879	9,615

      Total liabilities and stockholders' equity

	$25,960	$26,028

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

($ millions)

	Nine Months Ended September 30,
	2007	2006

Cash flows from operating activities:
Net income	$1,065	$1,096
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	587	560
Deferred income taxes	19	(42)
Gains on properties and investments	(36)	(40)
Changes in assets and liabilities affecting operations:
Accounts receivable	(21)	(96)
Materials and supplies	(22)	(26)
Other current assets	80	84
Current liabilities other than debt	67	146
Other - net	72	35
Net cash provided by operating activities	1,811	1,717

Cash flows from investing activities:
Property additions	(895)	(862)
Property sales and other transactions	105	86
Investments, including short-term	(568)	(1,504)
Investment sales and other transactions	758	1,739
Net cash used for investing activities	(600)	(541)

Cash flows from financing activities:
Dividends	(276)	(207)
Common stock issued - net	166	240
Purchase and retirement of common stock (note 1)	(769)	(916)
Debt repayments	(454)	(312)

Net cash used for financing activities	(1,333)	(1,195)

Net decrease in cash and cash equivalents	(122)	(19)

Cash and cash equivalents:
At beginning of year	527	289

At end of period	405	270

Short-term investments at end of period	13	533

Cash, cash equivalents and short-term investments at end of period

	$418	$803

Supplemental disclosures of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$279	$300
Income taxes (net of refunds)	$386	$483

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   STOCK REPURCHASE PROGRAM -

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the authorization term was shortened from December 31, 2015 to December 31, 2010.  During the first nine months of 2007, NS purchased and retired 15.1 million shares of common stock at a cost of $769 million.  Since inception, NS has purchased and retired 36.9 million shares at a total cost of $1.7 billion under this program.